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                                                                   EXHIBIT 10.24

                            ADMINISTRATION AGREEMENT
                            ------------------------


Agreement made as of February 7, 1990, between Fox Broadcasting Company ("FBC") and Fox Children's Network, Inc., ("FCN"), relating to administrative services to be provided to FCN by FBC.

FBC and FCN hereby agree as follows:

1. In consideration of the fee paid to FBC pursuant to Paragraph 2 below, FBC shall provide the following services to FCN: network national advertising sales and the administration thereof, commercial trafficking and broadcast operations (including program delivery to FCN affiliates) and overhead charges (i.e., indirect expenses) related to FBC in-house administrative support in the areas of research, promotion, business affairs, legal affairs and accounting.

2. FCN shall pay to FBC a fee equal to 15% of 100% of the net advertising revenue (i.e., the gross advertising revenue, reduced by advertising agency commissions, but without any other deductions of any kind) derived in connection with national commercials, commercial material or other advertising matter included in or used in connection with any of the programs exhibited over FCN. Payment of the fee due to FBC hereunder with respect to each fiscal quarter shall be paid to FBC not later than 30 days following the end of that quarter. FBC shall have the right to deduct its fee from the advertising revenue received by FBC on behalf of FCN.

3. Except to the extent expressly included within the services to be provided by FBC under Paragraph 1 above: (1) all expenses, costs, fees and other outlays advanced, paid or incurred by FBC by reason of, in connection with, or relative to FBC's rendition of services for FCN shall be promptly reimbursed to FBC by FCN, and (2) without limitation to the foregoing, FCN shall promptly pay FBC, at such reasonable rate as is charged by FBC, for all facilities, equipment, personnel or services provided by FBC to FCN.

4. This Agreement may be terminated by either party hereto on 30 days prior written notice to the other party.


FOX BROADCASTING COMPANY                       FOX CHILDREN'S NETWORK, INC.



By /s/ Signed by Authorized Individual
       Illegible Signature                     By /s/ Margaret Loesch
   -----------------------------------         ----------------------
Its  Sr. V.P. - Administration &               Its President
--------------------------------               ----------------------
     Finance
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                     AMENDMENT TO ADMINISTRATION AGREEMENT
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As of February 7, 1990, Fox Broadcasting Company ("FBC") and Fox Children's
Network, Inc. ("FCN") hereby agree as follows with respect to the Agreement between FBC and FCN, dated February 7, 1990, relating to the administrative services to be provided to FCN by FBC (the "Agreement"):

From the commencement of term of the Agreement through the commencement of FCN's fiscal year in which FCN's annual operating cash flow, excluding all payments for management fees and interest expenses, reaches break-even (as shall be determined by FBC), FBC shall waive 72% of the 15% fee otherwise due to it under Paragraph 2 of the Agreement. From said commencement of said fiscal year, FBC shall be entitled to 100% of its 15% fee.


FOX BROADCASTING COMPANY    FOX CHILDREN'S NETWORK, INC.


By /s/ Signed by Authorized Individual
       Illegible Signature                        By /s/ Margaret Loesch
   -----------------------------------               -------------------
Its  Sr. V.P. - Administration &                  Its President
---  ---------------------------                  -------------------
     Finance
     -------

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